Pricing Supplement No.75L  Dated April 26, 1999     Rule 424(b)(2)
(To Prospectus dated January 29, 1999 and             File No's. 33-64261
Prospectus Supplement dated February 3, 1999)             and   333-70639

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $150,000,000.00
	Issue Price: 100%
	Commission or Discount:$75,000.00
	Proceeds to Company:  $149,925,000.00
	Agent: DONALDSON, LUFKIN & JENRETTE

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: APRIL 29, 1999
	Stated Maturity:	   	APRIL 26, 2001

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:


[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [ ]

	Initial Interest Rate:

	Int.Determ.Dates: Two Business days prior to Reset Dates


	Interest Payment Dates: 26TH of July, Oct. Jan. & Apr. or next good business day

 Interest  Reset Dates: 26TH of July, Oct. Jan. & Apr. or next good business day

	Index Maturity:3 MTH LIBOR
	Spread (+/-): +3BPS
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [X]